Exhibit 99.1

NEWS RELEASE

Editorial Contact:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Investor Contact:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

Synopsys Appoints Sassine Ghazi as President and Chief Operating Officer; Chi-Foon Chan to Transition from co-CEO Role

MOUNTAIN VIEW, Calif., September 13, 2021 – Synopsys, Inc. (Nasdaq: SNPS) today announced that as part of its ongoing evolution and scaling of the business, Sassine Ghazi has been appointed as president and chief operating officer, effective November 1, 2021. Chi-Foon Chan will transition from his co-CEO position over the first half of fiscal 2022, after which he will continue to support the company’s long-term success in a new role.

Since becoming COO in August of 2020, Ghazi has had a significant impact on the company, bolstering its EDA and IP strategy and portfolio, broadening customer collaborations, enhancing a strong management team, and providing exceptional corporate leadership.

“Throughout his 23 years at Synopsys in technical, sales, general management and corporate leadership positions, Sassine has always brought a ‘Yes, if…’ mindset, skill and perseverance toward making Synopsys a stronger and better company,” said Aart de Geus, chairman and co-CEO. “He is a motivating and impactful leader, and we look forward to extending his impact throughout the company as we build on our current momentum and further enhance our very strong position.”

Ghazi joined Synopsys in 1998 and brings multiple decades of experience in chip design, applications engineering, customer support, sales, and business management. Prior to becoming COO, he was general manager of Synopsys’ Design Group, where he accelerated the development of market-changing new products that are driving accelerating revenue growth for the company. Prior to Synopsys, he worked as a design engineer at Intel. He holds bachelor’s degrees in business administration and electrical engineering, and a Master of Science in electrical and computer engineering.

“I am both humbled and excited to take on the expanded role of president and COO of Synopsys,” said Sassine Ghazi. “The strategy we’ve implemented over the past several years has led to a portfolio of solutions that is stronger than it has ever been, at a critical moment when customer challenges are increasing substantially. I look forward to working with the team to continue to scale the company to $5 billion in revenue and beyond.”

Chan was appointed co-CEO in 2012, after serving as president and COO for 14 years. During his tenure, he has been a key driver of corporate strategy, strong customer and ecosystem relationships and excellent operational execution.

“Since his first day at Synopsys, Chi-Foon has had a profound impact on building and growing our company into what it is today. Be it instituting a culture of excellence and dedication to customer success, or incubating and growing TAM-expanding businesses such as IP and Software Integrity, or role-modeling values and dedication to our employees, Chi-Foon’s impact is visible in everything Synopsys stands for,” said Aart de Geus. “Personally, for more than three decades, Chi-Foon has been a close partner and confidant, culminating in the unique sharing of the co-CEO role. I look forward to working closely with Chi-Foon and Sassine as we strategize the next phase of Synopsys.”

“It’s been an honor to serve as president of Synopsys for the past 23 years,” said Chi-Foon Chan. “As we build on the considerable strength of today’s Synopsys and scale the company to its next phase of growth and value, I am confident in Sassine’s success in driving the company to even greater heights.”

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Synopsys’ business and financial objectives such as revenue growth, scaling of the business and management transition plans. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include but are not limited to the risks set forth in the risk factors section of Synopsys’ most recently filed Quarterly Report on Form 10-Q. Synopsys assumes no obligation to update any forward-looking statement contained in this press release.

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